Issuer Free Writing Prospectus Filed by Mitsubishi UFJ Financial Group, Inc.
Pursuant to Rule 433 Reg-Statement No. 333-209455 February 26, 2018

5-Year Floating Rate Notes Due 2023

5-Year Fixed Rate Notes Due 2023

7-Year Fixed Rate Notes Due 2025

10-Year Fixed Rate Notes Due 2028

5-Year Floating Rate Notes Due 2023

Issuer:	Mitsubishi UFJ Financial Group, Inc.

Size:	U.S.$ 750,000,000

Issuer Ratings (Moody’s / S&P / Fitch) *:	A1 / A- / A

Expected Security Ratings (Moody’s / S&P / Fitch) *:	A1 / A- / A

Security Type:	Senior Notes

Currency:	U.S.$

Interest:	Per annum rate equal to U.S. Dollar 3-month LIBOR + 74 basis points

Trade Date:	February 26, 2018

Settlement Date:	March 2, 2018

Maturity:	March 2, 2023

Interest Payment Dates:	Quarterly in arrears on March 2, June 2, September 2 and December 2 of each year.

First Interest Payment Date:	June 2, 2018

Pricing Benchmark:	U.S. Dollar 3-month LIBOR

Spread to Benchmark:	74 basis points

Issue Price:	100% of principal amount plus accrued interest, if any, from March 2, 2018

Underwriting Discount:	0.35%

Net Proceeds before Expenses:	U.S.$ 747,375,000

Day Count:	Actual/360

Business Days:	New York, Tokyo and London Banking Day

Business Day Convention:	Modified Following Business Day Convention (Following Business Day Convention for the maturity date and any other date fixed for redemption)

Denominations:	U.S.$2,000 x U.S.$1,000

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Governing Law:	New York law

Billing & Delivering:	Morgan Stanley & Co. LLC

Joint Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC MUFG Securities Americas Inc.
Citigroup Global Markets Inc.

Senior Co-Managers:	Barclays Capital Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers:	BNP Paribas

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Natixis Securities Americas LLC

Nomura Securities International, Inc.

RBC Capital Markets, LLC

Société Générale

Security Codes:	CUSIP: 606822 AS3 ISIN: US606822AS32 Common Code: 178620037

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus (as defined below).

5-Year Fixed Rate Notes Due 2023

Issuer:	Mitsubishi UFJ Financial Group, Inc.

Size:	U.S.$1,500,000,000

Issuer Ratings (Moody’s / S&P / Fitch) *:	A1 / A- / A

Expected Security Ratings (Moody’s / S&P / Fitch) *:	A1 / A- / A

Security Type:	Senior Notes

Currency:	U.S.$

Interest:	3.455% per annum

Trade Date:	February 26, 2018

Settlement Date:	March 2, 2018

Maturity:	March 2, 2023

Interest Payment Dates:	Semi-annually in arrears on March 2 and September 2 of each year

First Interest Payment Date:	September 2, 2018

Pricing Benchmark:	2.625% due 2/2023

Benchmark Spot (Price/Yield):	100-03/ 2.605%

Spread to Benchmark:	85 basis points

Issue Price:	100% of principal amount plus accrued interest, if any, from March 2, 2018

Yield to Maturity:	3.455%

Underwriting Discount:	0.35%

Net Proceeds before Expenses:	U.S.$1,494,750,000

Day Count:	30/360

Business Days:	New York and Tokyo

Business Day Convention:	Following Business Day Convention

Denominations:	U.S.$2,000 x U.S.$1,000

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Governing Law:	New York law

Billing & Delivering:	Morgan Stanley & Co. LLC

Joint Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC MUFG Securities Americas Inc.

Citigroup Global Markets Inc.

Senior Co-Managers:	Barclays Capital Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers:	BNP Paribas

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Natixis Securities Americas LLC

Nomura Securities International, Inc.

RBC Capital Markets, LLC

Société Générale

Security Codes:	CUSIP: 606822 AT1 ISIN: US606822AT15 Common Code: 178620169

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus (as defined below).

7-Year Fixed Rate Notes Due 2025

Issuer:	Mitsubishi UFJ Financial Group, Inc.

Size:	U.S.$750,000,000

Issuer Ratings (Moody’s / S&P / Fitch) *:	A1 / A- / A

Expected Security Ratings (Moody’s / S&P / Fitch) *:	A1 / A- / A

Security Type:	Senior Notes

Currency:	U.S.$

Interest:	3.777% per annum

Trade Date:	February 26, 2018

Settlement Date:	March 2, 2018

Maturity:	March 2, 2025

Interest Payment Dates:	Semi-annually in arrears on March 2 and September 2 of each year

First Interest Payment Date:	September 2, 2018

Pricing Benchmark:	2.750% due 2/2025

Benchmark Spot (Price/Yield):	99-26+ / 2.777%

Spread to Benchmark:	100 basis points

Issue Price:	100% of principal amount plus accrued interest, if any, from March 2, 2018

Yield to Maturity:	3.777%

Underwriting Discount:	0.40%

Net Proceeds before Expenses:	U.S.$747,000,000

Day Count:	30/360

Business Days:	New York and Tokyo

Business Day Convention:	Following Business Day Convention

Denominations:	U.S.$2,000 x U.S.$1,000

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Governing Law:	New York law

Billing & Delivering:	Morgan Stanley & Co. LLC

Joint Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC MUFG Securities Americas Inc.

Citigroup Global Markets Inc.

Senior Co-Managers:	Barclays Capital Inc. HSBC Securities (USA) Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers:

BNP Paribas

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Natixis Securities Americas LLC

Nomura Securities International, Inc.

RBC Capital Markets, LLC

Société Générale

Security Codes:	CUSIP: 606822 AU8 ISIN: US606822AU87 Common Code: 178620142

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus (as defined below).

10-Year Fixed Rate Notes Due 2028

Issuer:	Mitsubishi UFJ Financial Group, Inc.

Size:	U.S.$ 500,000,000

Issuer Ratings (Moody’s / S&P / Fitch) *:	A1 / A- / A

Expected Security Ratings (Moody’s / S&P / Fitch) *:	A1 / A- / A

Security Type:	Senior Notes

Currency:	U.S.$

Interest:	3.961% per annum

Trade Date:	February 26, 2018

Settlement Date:	March 2, 2018

Maturity:	March 2, 2028

Interest Payment Dates:	Semi-annually in arrears on March 2 and September 2 of each year

First Interest Payment Date:	September 2, 2018

Pricing Benchmark:	2.750% due 2/2028

Benchmark Spot (Price/Yield):	99-01+ / 2.861%

Spread to Benchmark:	110 basis points

Issue Price:	100% of principal amount plus accrued interest, if any, from March 2, 2018

Yield to Maturity:	3.961%

Underwriting Discount:	0.45%

Net Proceeds before Expenses:	U.S.$ 497,750,000

Day Count:	30/360

Business Days:	New York and Tokyo

Business Day Convention:	Following Business Day Convention

Denominations:	U.S.$2,000 x U.S.$1,000

Listing:	Luxembourg Stock Exchange’s Euro MTF Market

Governing Law:	New York law

Billing & Delivering:	MUFG Securities Americas Inc.

Joint Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC MUFG Securities Americas Inc.

Citigroup Global Markets Inc.

Senior Co-Managers:	Barclays Capital Inc. HSBC Securities (USA) Inc. J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Managers:

BNP Paribas

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Natixis Securities Americas LLC

Nomura Securities International, Inc.

RBC Capital Markets, LLC

Société Générale

Security Codes:	CUSIP: 606822 AV6 ISIN: US606822AV60 Common Code: 178608975

Definitions:	Unless otherwise defined herein, all capitalized terms have the meaning set forth in the Preliminary Prospectus (as defined below).

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The Issuer has filed a registration statement (including a prospectus dated February 10, 2016 (the “Base Prospectus”)) and a preliminary prospectus supplement dated February 26, 2018 (the “Preliminary Prospectus Supplement,” and together with the Base Prospectus, the “Preliminary Prospectus”) with the U.S. Securities and Exchange Commission (“SEC”) for this offering. Before you invest, you should read the Preliminary Prospectus for this offering, and other documents the Issuer has filed with the SEC and which are incorporated by reference therein for more complete information about the Issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov.

Alternatively, the Issuer, any underwriter or any dealer participating in the transaction will arrange to send you the Preliminary Prospectus if you request it by calling Morgan Stanley & Co. LLC toll-free at 1-866-718-1649 or MUFG Securities Americas Inc. toll-free at 1-877-649-6848.

*Note: A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.